                                                                      EXHIBIT IV

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF CB&I AND HBI

     The following unaudited pro forma condensed combined balance sheet as of September 30, 2000 gives effect to the acquisition of HBI and the related Common Stock issuance as if each had occurred on September 30, 2000. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2000 and for the year ended December 31, 1999 give effect to these transactions and the effect of HBI's acquisitions of Matrix and Callidus as if each occurred on January 1, 1999.

     The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined results of operations of CB&I and HBI that might have occurred had the HBI Transaction been completed on such dates, nor are they indicative of future results of operations. The pro forma adjustments related to the purchase price allocation are preliminary, based on information obtained to date that is subject to revisions as additional information becomes available. Such information includes final third party appraisals of HBI's property, plant and equipment, actuarial valuations of the HBI employee benefit plans, adjustments required to fair value of HBI's contracts in progress, and the determination of the final purchase price as it relates to the working capital adjustment, all as of the transaction closing date. Revisions to the preliminary purchase price allocation may have a significant impact on total assets, total liabilities and shareholders' equity, cost of revenues, selling, general and administrative expense, depreciation and amortization, and interest expense.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of CB&I and related notes included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as amended, and the historical financial statements of HBI and related notes included elsewhere herein. Also refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations of HBI" (including "HBI Forward-Looking Statements") and "Disclosure Regarding Forward-Looking Statements and Risks Factors" included elsewhere herein.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                               OPERATIONS NOT
                                                      CB&I          HBI         ACQUIRED BY       PRO FORMA
                                                   HISTORICAL    HISTORICAL         CB&I         ADJUSTMENTS    AS ADJUSTED
                                                   ----------    ----------    --------------    -----------    -----------
ASSETS
     Current Assets:
     Cash and cash equivalents..................    $  7,633      $ 13,604        $    (1)        $(13,000)(a)   $  8,236
     Accounts receivable........................      85,661        38,846           (517)              --        123,990
     Contracts in progress with earned revenues
       exceeding related progress billings......      46,232        10,968             --               --         57,200
     Net assets of discontinued operations......      13,042            --             --               --         13,042
     Other current assets.......................       9,395         4,251             --               --         13,646
                                                    --------      --------        -------         --------       --------
       Total Current Assets.....................     161,963        67,669           (518)         (13,000)       216,114
     Property and equipment.....................      97,444        18,854           (755)           3,500(b)     119,043
     Intangible assets..........................      18,941        28,791             --          108,369(c)     156,101
     Long-term receivable.......................      28,173        19,785           (107)              --         47,851
     Other non-current assets...................      21,978         5,589             --            2,414(d)      29,981
                                                    --------      --------        -------         --------       --------
       Total Assets.............................    $328,499      $140,688        $(1,380)        $101,283       $569,090
                                                    ========      ========        =======         ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
     Current Liabilities:
     Notes payable..............................    $    198      $    323        $    --         $     --       $    521
     Accounts payable...........................      37,916        21,816            (12)              --         59,720
     Accrued liabilities........................      36,873         7,872             (5)              --         44,740
     Contracts in progress with progress
       billings exceeding related earned
       revenues.................................      44,909         7,551             --               --         52,460
     Income taxes payable and other.............       2,329            --             --               --          2,329
                                                    --------      --------        -------         --------       --------
       Total Current Liabilities................     122,225        37,562            (17)              --        159,770
     Long-term debt.............................      55,400         5,700             --           53,000(e)     114,100
     Other non-current liabilities..............      56,047         9,428             --            3,197(f)      68,672
     Minority interest in subsidiaries..........       5,454        27,000             --               --         32,454
                                                    --------      --------        -------         --------       --------
       Total Liabilities........................     239,126        79,690            (17)          56,197        374,996
     Common stock...............................          55             1             --               47(g)         103
     Additional paid-in capital.................      63,362           499             --          104,443(g)     168,304
     Retained earnings..........................      48,581        66,198         (1,363)         (65,104)(h)     48,312
     Stock held in Trust........................     (12,735)           --             --               --        (12,735)
     Treasury stock, at cost....................        (752)       (5,700)            --            5,700(h)        (752)
     Cumulative translation adjustment..........      (9,138)           --             --               --         (9,138)
                                                    --------      --------        -------         --------       --------
       Total Shareholders' Equity...............      89,373        60,998         (1,363)          45,086        194,094
                                                    --------      --------        -------         --------       --------
       Total Liabilities and Shareholders'
          Equity................................    $328,499      $140,688        $(1,380)        $101,283       $569,090
                                                    ========      ========        =======         ========       ========

The accompanying notes are an integral part of this pro forma condensed combined balance sheet.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  MATRIX     CALLIDUS     COSTS NOT
                                        CB&I          HBI        (1/1/99-    (1/1/99-     ACQUIRED      PRO FORMA
                                     HISTORICAL    HISTORICAL    7/15/99)    11/30/99)     BY CB&I     ADJUSTMENTS    PRO FORMA
                                     ----------    ----------    --------    ---------    ---------    -----------    ---------
Revenues...........................   $674,386      $208,821     $39,168      $61,580       $  --        $    --      $983,955
Cost of revenues...................    596,707       167,075      32,486       50,129        (480)            --       845,917
                                      --------      --------     -------      -------       -----        -------      --------
  Gross profit.....................     77,679        41,746       6,682       11,451         480             --       138,038
Selling and administrative
  expenses.........................     49,499        11,200       3,501       15,273          --          2,023(a)     81,496
Other operating income, net........     (2,788)           --          --           --          --             --        (2,788)
                                      --------      --------     -------      -------       -----        -------      --------
  Income from operations...........     30,968        30,546       3,181       (3,822)        480         (2,023)       59,330
Interest expense...................     (2,980)         (264)       (139)      (1,932)         --         (4,915)(b)   (10,230)
Interest income....................        766         3,345         298           --          --           (650)(c)     3,760
                                      --------      --------     -------      -------       -----        -------      --------
  Income before taxes and minority
    interest.......................     28,754        33,627       3,340       (5,754)        480         (7,587)       52,860
Income tax (expense) benefit.......     (8,061)      (12,252)     (1,303)       2,277        (168)         2,395(d)    (17,112)
                                      --------      --------     -------      -------       -----        -------      --------
  Income before minority
    interest.......................     20,693        21,375       2,037       (3,477)        312         (5,193)       35,748
Minority interest in income........     (1,171)       (1,380)         --           --          --             --        (2,551)
                                      --------      --------     -------      -------       -----        -------      --------
  Income from continuing
    operations.....................   $ 19,522      $ 19,995     $ 2,037      $(3,477)      $ 312        $(5,193)     $ 33,197
                                      ========      ========     =======      =======       =====        =======      ========
Income from continuing
    operations per share
  Basic............................   $   1.77                                                                        $   1.73
  Diluted..........................   $   1.75                                                                        $   1.71
Weighted average shares outstanding
  Basic............................     10,999                                                             8,147(e)     19,146
  Diluted..........................     11,169                                                             8,229(e)     19,398

The accompanying notes are an integral part of this pro forma condensed combined statement of income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  CB&I          HBI         OPERATIONS NOT      PRO FORMA
                               HISTORICAL    HISTORICAL    ACQUIRED BY CB&I    ADJUSTMENTS    AS ADJUSTED
                               ----------    ----------    ----------------    -----------    -----------
Revenues.....................   $457,155      $193,229          $  --            $    --       $650,384
Cost of revenues.............    410,125       163,633           (360)                --        573,398
                                --------      --------          -----            -------       --------
  Gross profit...............     47,030        29,596            360                 --         76,986
Selling and administrative
  expenses...................     31,548        13,997          $  --              1,155(a)      46,700
Other operating income,
  net........................     (2,366)           --             --                 --         (2,366)
                                --------      --------          -----            -------       --------
  Income from operations.....     17,848        15,599            360             (1,155)        32,652
Interest expense.............     (3,775)         (341)            --             (3,243)(b)     (7,359)
Interest income..............        329         2,457             --               (585)(c)      2,201
                                --------      --------          -----            -------       --------
  Income before taxes and
     minority interest.......     14,402        17,715            360             (4,983)        27,494
Income tax (expense)
  benefit....................     (4,020)       (6,628)          (126)             1,623(d)      (9,151)
                                --------      --------          -----            -------       --------
  Income before minority
     interest................     10,382        11,087            234             (3,360)        18,343
Minority interest in
  income.....................       (636)       (1,184)            --                  0         (1,820)
                                --------      --------          -----            -------       --------
  Income from continuing
     operations..............   $  9,746      $  9,903          $ 234            $(3,360)      $ 16,523
                                ========      ========          =====            =======       ========
Income from continuing
     operations per share
  Basic......................   $   1.05                                                       $   0.95
  Diluted....................   $   1.02                                                       $   0.93
Weighted average shares
  outstanding
  Basic......................      9,320                                           8,147         17,467
  Diluted....................      9,563                                           8,229         17,792

The accompanying notes are an integral part of this pro forma condensed combined statement of income.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                 IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA

1. CB&I AND HBI HISTORICAL DATA

     The historical balances represent the consolidated balance sheets of CB&I and HBI as of September 30, 2000 and the consolidated statements of income for each of the indicated periods as reported in the historical consolidated financial statements of CB&I and HBI. CB&I historical financial statements have been updated to reflect the discontinued operations of UltraPure Systems.

2. HBI ACQUISITIONS

     Effective July 16, 1999, HBI acquired all of the outstanding common stock of Matrix for approximately $23,700. Matrix has been included in the consolidated financial statements of HBI since July 16, 1999. Therefore, a pro forma adjustment has been reflected within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 to include Matrix' results of operations for the period January 1, 1999 to July 15, 1999.

     Effective December 1, 1999, HBI acquired all of the outstanding common stock of Callidus and Plasma Energy Corporation ("Plasma") for approximately $8,200. Effective December 31, 1999, HBI sold Plasma's common stock to a third party for approximately $1,300. Callidus has been included in the consolidated financial statements of HBI since December 1, 1999. Therefore, a pro forma adjustment has been reflected within the unaudited pro forma condensed combined statement of income for the year ended December 31, 1999 to include Callidus' results of operations for the period January 1, 1999 to November 30, 1999. The results of Plasma, a discontinued operation, have been excluded from this adjustment.

3. NET ASSETS NOT ACQUIRED BY CB&I

     In accordance with the Purchase Agreement, CB&I did not purchase certain assets and liabilities of HBI including certain real properties and related environmental contingencies, and a receivable from the sale of the Plasma operations of Callidus (Note 2). Therefore, these assets and liabilities and their related impact on the results of operations were excluded from the unaudited pro forma condensed combined financial statements.

4. PRO FORMA ADJUSTMENTS

     The pro forma adjustments reflected in the pro forma condensed combined balance sheet give effect to the following based on the Company's preliminary allocation of purchase price to HBI's net assets:

     (a) To record the remittance of $32,000 in cash to WEDGE pursuant to the working capital formula in the Purchase Agreement as if the acquisition occurred on September 30, 2000. This remittance is assumed to be funded by $13,000 in HBI cash and an additional $19,000 borrowing under the CB&I revolving credit agreement.

     (b) To record the write-up of HBI fixed assets to their depreciated replacement value, based on preliminary estimates. This write-up will be depreciated over 10 years.

     (c) To record the $137,160 excess of cost over the fair value of tangible net assets as intangible assets. This balance was allocated as follows:

                                                                                    AMORTIZATION PERIOD
                                                                                    -------------------
           Non-compete agreements...................................    $  5,032    5 to 10 years
           Patents, licenses and technical agreements...............         140    13 years
           Goodwill.................................................     131,988    40 years
                                                                        --------
           Total HBI intangible assets..............................     137,160
           HBI historical intangible assets.........................     (28,791)
                                                                        --------
           Pro forma adjustment.....................................    $108,369
                                                                        ========

     (d) To record the following: (1) payment of $1,500 of fees associated with the CB&I revolving credit agreement refinancing which will be amortized over the life of the associated credit facility; (2) Write-off of existing unamortized deferred financing fees of $269; and (3) a $985 deferred tax asset on employee benefit liability adjustment discussed in (f) below.

     (e) The drawdown of funds under the CB&I revolving credit agreement of $53,000 for the following: (1) $28,000 for part of the HBI purchase consideration; (2) $1,500 for debt refinancing fees; (3) $4,500 for acquisition-related costs; and (4) $19,000 to fund the HBI working capital due to WEDGE upon closing.

     (f) To record the $3,197 increase in employee benefit liabilities.

     (g) To record the issuance of 8,146,665 shares of Common Stock at NLG 0.01 par value. The shares were valued based on the average market price of the Common Stock five days before and after the terms of the acquisition were agreed to and announced, or $12.875 per share.

     (h) The elimination of the HBI historical stockholder's equity and the capital structure of HBI under WEDGE ownership. Also to write-off CB&I's existing unamortized deferred financing fees of $269.

     The pro forma adjustments reflected in the pro forma condensed combined statements of income give effect to the following:

     (a) To reflect $1,673 and $893 of incremental intangible asset amortization expense and $350 and $262 of incremental depreciation expense for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. Total pro forma amortization and depreciation expenses include the following amounts:

                                                                 AMORTIZATION
                                                                   EXPENSE         DEPRECIATION EXPENSE
                                                                 ------------      --------------------
                                                              12/31/99   9/30/00   12/31/99    9/30/00
                                                              --------   -------   ---------   --------
           CB&I Historical..................................   $  502    $  442     $17,249    $12,427
           HBI Historical...................................    1,291     1,582       1,357      1,580
           Matrix (1/1/99-7/15/99)..........................       --       n/a         231        n/a
           Callidus (1/1/99-11/30/99).......................       29       n/a       1,010        n/a
           Pro forma adjustment.............................    1,673       893         350        262
                                                               ------    ------     -------    -------
           Total pro forma expense..........................   $3,495    $2,917     $20,197    $14,269
                                                               ======    ======     =======    =======

     (b) To adjust interest expense as follows: (1) an increase in interest expense of $3,604 for the year ended December 31, 1999 and $2,942 for the nine months ended September 30, 2000 reflecting the additional $53,000 of borrowings under the CB&I revolving credit facility; (2) to record $909 of incremental interest expense for the year ended December 31, 1999 which would have been incurred if HBI acquired Matrix and Callidus effective January 1, 1999; and (3) to record incremental amortization from refinancing costs associated with the CB&I revolving credit facility of $402 for the year ended December 31, 1999 and $301 for the nine months ended September 30, 2000. For pro forma purposes, the interest rates applied were based on the average historical rates experienced by CB&I and HBI. The average interest expense rate for the CB&I revolving credit facility was 6.8% in 1999 and 7.4% in 2000. The interest income rate on the HBI cash balances was 5.0% in 1999 and 6.0% in 2000.

     (c) To reduce interest income by $650 and $585 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively, due to the remittance of $13,000 in cash to WEDGE.

     (d) To reflect income tax effect of deductible pro forma adjustments.

     (e) Incremental issuance of 8,146,665 shares of Common Stock and a warrant allowing the purchase of 82,118 shares of Common Stock.

     The unaudited pro forma condensed combined statement of income excludes an estimated after-tax expense of $3,000 related to the change of control provisions of the CB&I Long-Term Incentive Plan. This one-time expense will be recognized upon the consummation of the HBI Transaction.

5. SUBSEQUENT EVENT

     As more fully discussed elsewhere in this Proxy Statement (see "Recent Developments"), on November 20, 2000, the Company determined that it will recognize a special charge of $28.2 million ($24.2 million after tax) in the fourth quarter as a full valuation allowance against the "CB&I Historical" long-term receivable on its balance sheet relating to the Tuban Project.